Exhibit 99.1

Press Release

Media Contact:	Investor Contact:
Karin Clark	Sally Beerbower
Luna Innovations Incorporated	Qorvis Communications
Email: kclark@lunainnovations.com	Email: ir@lunainnovations.com
Phone: 1.540.769.8400	Phone: 1.703.744.7800

Luna Innovations Reports Fourth Quarter and

Full Year 2007 Financial Results

Company Achieves 23% Revenue Growth for the Fourth Quarter 2007

and Full Year Revenue Expands by 43%;

Fourth Quarter Product and License Revenue Growth of 64% and

Full Year Increase of 117% Continues to Drive Gross Margin Expansion

ROANOKE, VA, March 4, 2008 — Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for its fourth quarter and full year ended December 31, 2007.

As compared to the same quarter last year, revenues grew by 23%, from $8.0 million to $9.9 million, gross profit increased from $2.5 million to $3.7 million, and net loss per share declined from $0.27 to $0.11.

Kent Murphy, Chairman and Chief Executive Officer, provided this overview of Luna’s results: “The fourth quarter proved to be a very successful one for us. Product and license sales increased by 64% year-over-year, which drove our overall gross margins from 31% in the fourth quarter of 2006 to 37% in our most recent quarter. With our growing backlog of new research opportunities and a promising pipeline of potential products, we remain well positioned to pursue our strategy and long-term business model of investing in the product side of our business.”

Murphy added, “Advances in our nanotechnology are proving to be a particularly promising source of potential products. For example, in November we announced that we had been awarded a grant from the National Heart, Lung, and Blood Institute, one of the National Institutes of Health, to develop a new magnetic resonance imaging (MRI) contrast agent that could improve the diagnosis of coronary artery disease. The results of our efforts in this area are important because they could ultimately permit the evaluation of plaque levels without the use of potentially harmful ionizing radiation.”

In remarking on Luna’s exclusive carbon nanomaterial in relation to its use in MRI procedures, Murphy said, “Our tests continue to indicate that the Trimetasphere is very effective in keeping the gadolinium safely encapsulated, thereby reducing the risks that the Food and Drug Administration has been providing warnings about. The unique structure of a Trimetasphere-based contrast agent encloses the metallic signal molecule in such a way that it will not escape under physiological conditions and cause harm to the patient.”

Murphy further remarked, “While there are many hurdles to overcome before any of these Trimetasphere-based agents could be approved for marketing, we are excited because we believe we have discovered a platform technology that has the potential to produce many new varieties of contrast agents, expanding the use of MRI to improve the diagnostics and the management of diseases where MRI is not currently being used.”

Fourth Quarter Financial Highlights

— Total revenues for the fourth quarter of 2007 increased 23% compared to the fourth quarter of 2006.

— Product and license revenues represented 37% of total revenues in the fourth quarter of 2007, compared to 28% in the fourth quarter of 2006. Product and license revenues grew 64% to approximately $3.7 million in the fourth quarter of 2007, compared to $2.2 million in the fourth quarter of 2006.

— Gross profit for the fourth quarter of 2007 increased to $3.7 million, or 37% of total revenues, from $2.5 million, or 31% of total revenues, for the corresponding period of 2006. The improved gross profit was largely attributed to the higher proportion of product and license sales to total revenues.

— Net loss per share for the fourth quarter of 2007 was $0.11 per share, which is an improvement upon a loss per share of $0.27 for the fourth quarter of 2006.

— Cash and cash equivalents totaled $12.0 million at December 31, 2007, as compared to $12.5 million at September 30, 2007 and $17.9 million at December 31, 2006.

Fourth Quarter Business Highlights

Technology Development

— Awarded a grant from the National Heart, Lung, and Blood Institute to develop a new diagnostic agent that could improve the diagnosis of coronary artery disease, a condition that causes most heart attacks. Luna is investigating using its exclusive TRIMETASPHERE® platform which may provide the ability to use MRI to reveal plaque buildup in the arterial walls of the heart and possibly provide fine structural detail of the plaque.

— Made significant progress in the design of new therapeutic nanomedicines using our discoveries of functionalized nanomaterials and their beneficial effects on inflammatory and allergic responses in animal models.

— Attracted world-class experts to Luna’s nanoWorks organization, including Vice President of Research and Development Krishan Kumar, Ph.D., an accomplished pharmaceutical manager and scientist with extensive pharmaceutical industry experience, and nanoImmunology Group Leader Chris Kepley, Ph.D., who for more than two decades has devoted his research to studying the mechanisms of allergic disease.

— Made significant progress in advancing the efficiencies of organic solar cells by applying patented TRIMETASPHERE® carbon nanomaterial technology, which could lead to the development of more efficient and less expensive alternative energy solutions. The U.S. Department of Energy’s National Renewable Energy Laboratory (NREL) recently verified that using Luna’s TRIMETASPHERE® nanomaterials significantly increase open circuit voltage in organic solar cells by more than 40% compared to today’s standard C60 fullerenes.

Medical Devices

— Initiated clinical trials for Luna’s EDAC® (Emboli Detection and Classification) QUANTIFIER under a recently announced agreement with Terumo Cardiovascular Systems.

Instrumentation, Test & Measurement Products

— Expanded the Luna Technologies division’s offerings with two new product releases, including the PHOENIX™ 1000 laser, a tunable MEMS-based product designed to improve the performance of fiber optic test and measurement equipment, such as our Optical Backscatter Reflectometer platform, while reducing the size and cost of the equipment, allowing us to address broader markets such as handheld devices. Additionally, we introduced our PR™ 4400, an advanced precision reflectometer offering industry-leading micrometer spatial resolution, increased measurement range, high speed measurements, greater ease of use and a more cost-effective price point for optical component manufacturers.

Year-End Financial Highlights

— For the year ended December 31, 2007, total revenues grew $10.1 million, or 43%, to $33.7 million, compared to $23.5 million in 2006. Technology development revenue for 2007 increased $4.6 million, or 24%, over 2006. Product and license revenue was $10.3 million in 2007, representing a 117% increase over 2006. Gross profit increased to $12.3 million, or 37% of revenues, for 2007, from $7.2 million, or 31% of revenues, in 2006. Operating expenses were $20.6 million in 2007, compared to $17.2 million in 2006. The increase in year-over-year operating expenses reflects the company’s strategy to increase its product portfolio and product sales. The company incurred a loss from operations of $8.3 million in 2007, versus a loss from operations of $10.0 million for the prior year.

— The net loss applicable to common stockholders for 2007 was $7.8 million, or $0.77 per share on a diluted basis, compared to the net loss applicable to common stockholders of $9.4 million, or $1.14 per share on a diluted basis, for the previous year.

Outlook for 2008

The company anticipates continued strong growth in both its product and license segment and its technology development division in 2008. For 2008, the company expects total revenue to be in the range of $40.0 million to $42.0 million, consisting of product and license revenue of $14.0 to $15.0 million and technology development revenue of $26.0 to $27.0 million. Also for 2008, the company anticipates a net loss in the range of $6.5 to $7.0 million. For the first quarter of 2008, the company expects revenue of approximately $8.8 million and a net loss of approximately $2.8 million. These expected results for the first quarter of 2008 reflect the historical seasonality in the company’s revenue, particularly in product sales, where sales volumes each year have historically been lower in the first half of the year and higher in the second half of the year.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results, business developments and expectations for 2008. The call can be accessed by dialing 1.866.356.4279 domestically or 1.617.597.5394 internationally prior to the start of the call. The access code is 52924878. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, http://www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations

Luna Innovations Incorporated (www.lunainnovations.com) develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. Luna’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including but not limited to: (i) the nanoWorks division’s expected development of potential products, (ii) the TRIMETASPHERE® platform technology’s ability to produce new varieties of contrast agents and solar cells or other alternative energy solutions, (iii) the company’s anticipated growth in both its product and license and technology development divisions in 2008 and increased revenues and profitability in those areas, (iv) the company’s plans to invest in the product side of its business, (v) the sales potential of new products, including the EDAC® QUANTIFIER, PHOENIX™ 1000 laser and the PR™ 4400, (vi) the company’s expected backlog, (vii) the company’s ability to continue to attract world class experts and (viii) the company’s financial outlook for its first quarter 2008 and full fiscal year 2008, including expected revenues and net loss. The company attempts, whenever possible, to identify forward-looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Similarly, statements that describe the company’s business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. Actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the company’s control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: the company’s ability to manage its growth effectively; the company’s ability to transition its revenue mix to product revenues and the company’s limited experience in manufacturing products on a commercial scale; the company’s ability to successfully identify market needs for new products; the company’s ability to attract skilled employees; the company’s continued reliance on contract research, including government grants and contracts available only to small businesses, for a significant portion of its revenue; the company’s ability to remain eligible for small business government grants and contracts in the future; the company’s ability to maintain sufficient proprietary rights to protect its technologies; the potential adverse effects of nanotechnology, whether real or perceived; and the potential limitations of regulatory requirements in obtaining clearance by the U.S. Food and Drug Administration or other regulatory agencies for the company’s products. Additional factors that may affect the future results of the company are set forth in the company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at the Company’s website at http://www.lunainnovations.com. These risk factors are updated from time to time through the filing of periodic reports with the SEC. The statements made in this press release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release.

Luna Innovations Incorporated

Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$6,265,004	$5,810,797	$23,356,456	$18,787,863
Product and license revenues	3,671,462	2,236,376	10,325,659	4,757,779

Total revenues	9,936,466	8,047,173	33,682,115	23,545,642
Cost of revenues:
Contract research costs	4,626,536	4,540,201	16,546,140	14,140,605
Product and license costs	1,648,822	1,026,427	4,819,825	2,221,396

Total cost of revenues	6,275,358	5,566,628	21,365,965	16,362,001

Gross profit	3,661,108	2,480,545	12,316,150	7,183,641
Operating expense	4,870,622	5,344,918	20,570,479	17,150,195

Operating loss	(1,209,514)	(2,864,373)	(8,254,329)	(9,966,554)

Other income (expense)
Other income (expense)	(18,112)	15,503	32,722	25,834
Interest income / (expense), net	76,231	170,024	371,991	515,818

Total other income (expense)	58,119	185,527	404,713	541,652

Loss before income taxes	(1,151,395)	(2,678,846)	(7,849,616)	(9,424,902)
Income tax expense (benefit)	—	—	—	12,829

Net loss	$(1,151,395)	$(2,678,846)	$(7,849,616)	$(9,437,731)

Net loss per share:
Basic	$(0.11)	$(0.27)	$(0.77)	$(1.14)

Diluted	$(0.11)	$(0.27)	$(0.77)	$(1.14)

Weighted average shares:
Basic	10,465,501	9,883,057	10,219,711	8,283,074

Diluted	10,465,501	9,883,057	10,219,711	8,283,074

Luna Innovations Incorporated

Consolidated Balance Sheets

	December 31, 2007	December 31, 2006
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$12,046,945	$17,866,753
Accounts receivable, net	9,716,610	7,233,406
Refundable income taxes	396,062	396,062
Inventory	1,675,239	843,294
Other current assets	333,105	503,703

Total current assets	24,167,961	26,843,218
Property and equipment, net	5,859,515	5,730,094
Intangible assets, net	1,911,132	2,031,489
Deferred tax asset	600,000	600,000
Other assets	10,270	12,413

Total assets	$32,548,878	$35,217,214

Liabilities and stockholders’ equity
Current liabilities
Current portion of capital lease obligation	$23,885	$85,378
Current portion of long-term debt obligation	—	214,955
Accounts payable	3,024,973	2,757,381
Accrued liabilities	5,331,798	3,627,277
Deferred credits	1,672,400	874,676

Total current liabilities	10,053,056	7,559,667
Long-term capital lease obligation	4,671	27,873
Long-term debt obligation	5,000,000	5,000,000
Deferred credits and other long term liabilities	354,418	554,418

Total liabilities	15,412,145	13,141,958

Stockholders’ equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized at December 31, 2007, no shares issued and outstanding at December 31, 2007	—	—
Common stock
Common stock, par value $0.001, 100,000,000 shares authorized at December 31, 2007 and December 31, 2006, 10,704,456 shares issued and outstanding at December 31, 2007	10,704	9,912
Additional paid-in capital	34,496,063	31,585,762
Accumulated deficit	(17,370,034)	(9,520,418)

Total stockholders’ equity	17,136,733	22,075,256

Total liabilities and stockholders’ equity	$32,548,878	$35,217,214

Luna Innovations Incorporated

Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2007	2006
	(unaudited)
Cash flows used in operating activities
Net loss	$(7,849,616)	$(9,437,731)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,780,877	1,141,115
Deferred income taxes	—	—
Share-based compensation	2,425,114	1,772,607
Change in assets and liabilities:
Accounts receivable	(2,483,204)	(2,103,495)
Refundable income taxes	—	118,735
Other assets	(659,205)	(654,563)
Accounts payable and accrued expenses	1,972,111	527,098
Deferred revenues	597,724	(479,299)

Net cash used in operating activities	(4,216,199)	(9,115,533)

Cash flows used in investing activities
Acquisition of property and equipment	(1,375,612)	(2,834,385)
Intangible property costs	(414,328)	(558,909)

Net cash used in investing activities	(1,789,940)	(3,393,294)

Cash flows from financing activities
Net payments on line of credit
Payments on debt obligation	(214,953)	—
Payments on capital lease obligations	(84,695)	(102,703)
Proceeds from the issuance of common stock, net	—	17,866,241
Proceeds from the exercise of options and warrants	485,979	97,203

Net cash from financing activities	186,331	17,860,741

Net change in cash	(5,819,808)	5,351,914
Cash - beginning of period	17,866,753	12,514,839

Cash - end of period	$12,046,945	$17,866,753

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$45,341
Cash paid for income taxes	$—	$12,829

###